FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2025 Financial Results

HANOVER, Md. - March 11, 2025 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal first quarter ended February 1, 2025.

•Q1 Revenue: $1.07 billion

•Q1 Net Income per Share: $0.31 GAAP; $0.64 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 1.0 million shares of common stock for an aggregate price of $79.2 million during the quarter

"We delivered strong fiscal first quarter results that reflect balanced growth and strong momentum across our customer segments and reinforce the continuation of positive demand dynamics," said Gary Smith, president and CEO, Ciena. "As the global leader in high-speed connectivity, we are incredibly well positioned to benefit from the global investment in networks to scale for cloud and AI. As a result, we are very confident in our ability to deliver in fiscal year 2025 and beyond."

For the fiscal first quarter 2025, Ciena reported revenue of $1.07 billion as compared to $1.04 billion for the fiscal first quarter 2024.

Ciena's GAAP net income for the fiscal first quarter 2025 was $44.6 million, or $0.31 per diluted common share, which compares to a GAAP net income of $49.5 million, or $0.34 per diluted common share, for the fiscal first quarter 2024.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2025 was $94.0 million, or $0.64 per diluted common share, which compares to an adjusted (non-GAAP) net income of $96.8 million, or $0.66 per diluted common share, for the fiscal first quarter 2024.

Fiscal First Quarter 2025 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Q1	Q1	Period Change
	FY 2025	FY 2024	Y-T-Y*
Revenue	$1,072.3	$1,037.7	3.3%
Gross margin	44.0%	45.0%	(1.0)%
Operating expense	$391.2	$382.3	2.3%
Operating margin	7.5%	8.2%	(0.7)%

	Non-GAAP Results (unaudited)
	Q1	Q1	Period Change
	FY 2025	FY 2024	Y-T-Y*
Revenue	$1,072.3	$1,037.7	3.3%
Adj. gross margin	44.7%	45.7%	(1.0)%
Adj. operating expense	$347.4	$336.8	3.1%
Adj. operating margin	12.3%	13.2%	(0.9)%
Adj. EBITDA	$156.5	$160.0	(2.2)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q1 FY 2025		Q1 FY 2024
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$728.0	67.9	$695.8	67.1
Routing and Switching	93.2	8.7	111.4	10.7
Total Networking Platforms	821.2	76.6	807.2	77.8

Platform Software and Services	95.1	8.9	89.7	8.6

Blue Planet Automation Software and Services	26.0	2.4	14.0	1.4

Global Services
Maintenance Support and Training	74.6	7.0	74.1	7.1
Installation and Deployment	47.7	4.4	42.7	4.1
Consulting and Network Design	7.7	0.7	10.0	1.0
Total Global Services	130.0	12.1	126.8	12.2

Total	$1,072.3	100.0	$1,037.7	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal First Quarter 2025

	Revenue by Geographic Region (unaudited)
	Q1 FY 2025		Q1 FY 2024
	Revenue	% **	Revenue	% **
Americas	$795.7	74.2	$718.2	69.2
Europe, Middle East and Africa	157.9	14.7	207.4	20.0
Asia Pacific	118.7	11.1	112.1	10.8
Total	$1,072.3	100.0	$1,037.7	100.0

** Denotes % of total revenue
•Two customers represented 10%-plus of revenue combining for a total of 26.1% of revenue
•Cash and investments totaled $1.32 billion
•Cash flow from operations totaled $103.7 million
•Average days' sales outstanding (DSOs) were 90
•Accounts receivable, net balance was $938.7 million
•Unbilled contract asset, net balance was $138.7 million
•Inventories totaled $845.1 million, including:
◦Raw materials: $601.9 million
◦Work in process: $32.7 million
◦Finished goods: $289.2 million
◦Deferred cost of sales: $30.1 million
◦Reserve for excess and obsolescence: $(108.8) million
•Product inventory turns were 2.3
•Headcount totaled 8,795

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal First Quarter 2025 Results
Today, Tuesday, March 11, 2025, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal first quarter 2025 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered strong fiscal first quarter results that reflect balanced growth and strong momentum across our customer segments and reinforce the continuation of positive demand dynamics. As the global leader in high-speed connectivity, we are incredibly well positioned to benefit from the global investment in networks to scale for cloud and AI. As a result, we are very confident in our ability to deliver in fiscal year 2025 and beyond."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers, their spending and their businesses and markets; our ability to execute our business and growth strategies; the impact of macroeconomic conditions and global supply chain constraints or disruptions including increased supply costs and lead times; the impact of the introduction of new technologies by us or our competitors; seasonality and the timing and size of customer orders, their delivery dates and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, including but not limited to the ongoing conflicts between Ukraine and Russia, and Israel and Hamas, and public health emergencies or epidemics, including the COVID-19 pandemic; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K filed with the SEC on December 20, 2024 and included in its Quarterly Report on Form 10-Q for the first quarter of fiscal 2025 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users—today and into the future. For updates on Ciena, follow us on LinkedIn, X, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	February 1,	January 27,
	2025	2024
Revenue:
Products	$854,785	$835,777
Services	217,475	201,932
Total revenue	1,072,260	1,037,709
Cost of goods sold:
Products	490,804	466,472
Services	109,635	104,275
Total cost of goods sold	600,439	570,747
Gross profit	471,821	466,962
Operating expenses:
Research and development	192,663	187,269
Selling and marketing	136,504	128,158
General and administrative	53,902	54,683
Significant asset impairments and restructuring costs	1,544	4,971
Amortization of intangible assets	6,545	7,252
Total operating expenses	391,158	382,333
Income from operations	80,663	84,629
Interest and other income, net	11,578	10,650
Interest expense	(22,918)	(23,776)
Loss on extinguishment and modification of debt	(729)	—
Income before income taxes	68,594	71,503
Provision for income taxes	24,022	21,956
Net income	$44,572	$49,547

Net Income per Common Share
Basic net income per common share	$0.31	$0.34
Diluted net income per potential common share	$0.31	$0.34

Weighted average basic common shares outstanding	142,880	145,291
Weighted average dilutive potential common shares outstanding[1]	145,944	145,848

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 3.1 million for the first quarter of fiscal 2025, and (ii) 0.6 million for the first quarter of fiscal 2024.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	February 1, 2025	November 2, 2024
ASSETS
Current assets:
Cash and cash equivalents	$874,749	$934,863
Short-term investments	337,320	316,343
Accounts receivable, net	938,703	908,597
Inventories, net	845,132	820,430
Prepaid expenses and other	495,807	564,183
Total current assets	3,491,711	3,544,416
Long-term investments	105,035	80,920
Equipment, building, furniture and fixtures, net	320,382	337,722
Operating lease right-of-use assets	25,113	27,417
Goodwill	444,306	444,707
Other intangible assets, net	156,205	165,020
Deferred tax asset, net	868,432	886,441
Other long-term assets	161,718	154,694
Total assets	$5,572,902	$5,641,337
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$395,770	$423,401
Accrued liabilities and other short-term obligations	362,021	393,905
Deferred revenue	174,151	156,379
Operating lease liabilities	12,995	14,455
Current portion of long-term debt	11,580	11,700
Total current liabilities	956,517	999,840
Long-term deferred revenue	83,126	81,240
Other long-term obligations	186,027	185,938
Long-term operating lease liabilities	22,769	25,107
Long-term debt, net	1,531,084	1,533,074
Total liabilities	2,779,523	2,825,199
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 142,528,510 and 142,656,116 shares issued and outstanding	1,425	1,427
Additional paid-in capital	6,108,118	6,154,869
Accumulated other comprehensive loss	(67,289)	(46,711)
Accumulated deficit	(3,248,875)	(3,293,447)
Total stockholders’ equity	2,793,379	2,816,138
Total liabilities and stockholders’ equity	$5,572,902	$5,641,337

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Quarter Ended
	February 1,	January 27,
	2025	2024
Cash flows provided by operating activities:
Net income	$44,572	$49,547
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	24,679	22,808
Share-based compensation expense	40,806	37,827
Amortization of intangible assets	8,778	10,016
Deferred taxes	(17,085)	(4,368)
Provision for inventory excess and obsolescence	10,918	10,350
Provision for warranty	5,697	4,841
Other	(6,655)	5,051
Changes in assets and liabilities:
Accounts receivable	(33,454)	135,160
Inventories	(35,844)	56,157
Prepaid expenses and other	92,036	17,116
Operating lease right-of-use assets	2,902	3,084
Accounts payable, accruals and other obligations	(49,577)	(90,915)
Deferred revenue	20,311	14,022
Short and long-term operating lease liabilities	(4,361)	(4,620)
Net cash provided by operating activities	103,723	266,076
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(26,884)	(16,599)
Purchases of investments	(97,024)	(21,213)
Proceeds from sales and maturities of investments	55,061	53,674
Settlement of foreign currency forward contracts, net	1,757	2,271
Net cash provided by (used in) investing activities	(67,090)	18,133
Cash flows used in financing activities:
Proceeds for modification of debt, net	19,175	—
Cash paid for extinguishment of debt	(19,175)	—
Payment of long term debt	(2,895)	—
Payment of debt issuance costs	(10)	(2,402)
Payment of finance lease obligations	(1,020)	(981)
Shares repurchased for tax withholdings on vesting of stock unit awards	(25,489)	(10,076)
Repurchases of common stock - repurchase program, net	(81,176)	(38,195)
Proceeds from issuance of common stock	17,133	16,934
Net cash used in financing activities	(93,457)	(34,720)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,289)	4,646
Net increase (decrease) in cash, cash equivalents and restricted cash	(60,113)	254,135
Cash, cash equivalents and restricted cash at beginning of period	935,026	1,010,786
Cash, cash equivalents and restricted cash at end of period	$874,913	$1,264,921
Supplemental disclosure of cash flow information
Cash paid during the period for interest, net	$25,559	$18,582
Cash paid during the period for income taxes, net	$10,426	$8,260
Operating lease payments	$4,762	$5,080
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$4,735	$4,225
Repurchase of common stock in accrued liabilities from repurchase program, net	$4,198	$3,110
Operating right-of-use assets subject to lease liability	$1,056	$3,498

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	February 1,	January 27,
	2025	2024
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$471,821	$466,962
Share-based compensation-products	1,750	1,318
Share-based compensation-services	3,405	3,020
Amortization of intangible assets	2,233	2,764
Total adjustments related to gross profit	7,388	7,102
Adjusted (non-GAAP) gross profit	$479,209	$474,064
Adjusted (non-GAAP) gross profit percentage	44.7%	45.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$391,158	$382,333
Share-based compensation-research and development	14,237	12,880
Share-based compensation-sales and marketing	11,597	10,305
Share-based compensation-general and administrative	9,827	10,079
Significant asset impairments and restructuring costs	1,544	4,971
Amortization of intangible assets	6,545	7,252
Total adjustments related to operating expense	43,750	45,487
Adjusted (non-GAAP) operating expense	$347,408	$336,846

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$80,663	$84,629
Total adjustments related to gross profit	7,388	7,102
Total adjustments related to operating expense	43,750	45,487
Total adjustments related to income from operations	51,138	52,589
Adjusted (non-GAAP) income from operations	$131,801	$137,218
Adjusted (non-GAAP) operating margin percentage	12.3%	13.2%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$44,572	$49,547
Exclude GAAP provision for income taxes	24,022	21,956
Income before income taxes	68,594	71,503
Total adjustments related to income from operations	51,138	52,589
Loss on extinguishment and modification of debt	729	—
Adjusted income before income taxes	120,461	124,092
Non-GAAP tax provision on adjusted income before income taxes	26,501	27,300
Adjusted (non-GAAP) net income	$93,960	$96,792

Weighted average basic common shares outstanding	142,880	145,291
Weighted average dilutive potential common shares outstanding [1]	145,944	145,848

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	February 1,	January 27,
	2025	2024
Net Income per Common Share
GAAP diluted net income per potential common share	$0.31	$0.34
Adjusted (non-GAAP) diluted net income per potential common share	$0.64	$0.66

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 3.1 million for the first quarter of fiscal 2025; and (ii) 0.6 million for the first quarter of fiscal 2024.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA
(in thousands) (unaudited)

	Quarter Ended
	February 1,	January 27,
	2025	2024
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$44,572	$49,547
Add: Interest expense	22,918	23,776
Less: Interest and other income, net	11,578	10,650
Add: Loss on extinguishment and modification of debt	729	—
Add: Provision for income taxes	24,022	21,956
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	24,679	22,808
Add: Amortization of intangible assets	8,778	10,016
EBITDA	$114,120	$117,453
Add: Share-based compensation expense	40,816	37,602
Add: Significant asset impairments and restructuring costs	1,544	4,971
Adjusted EBITDA	$156,480	$160,026
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes and restructuring certain real estate facilities.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over an expected useful life.
•Loss on extinguishment and modification of debt - reflects extinguishment and debt modification expenses related to refinancing our term loan during the first quarter of fiscal 2025.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for both the fiscal first quarter of fiscal 2025 and the fiscal first quarter of 2024. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.